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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 33-65980, Post-Effective Amendment No. 1 to Registration Statement No. 33-77526, Registration Statement No. 333-70477 and Registration Statement No. 333-151645 on Form S-8 of our reports dated March 3, 2010, relating to the consolidated financial statements and the consolidated financial statement schedule of Fossil, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding Fossil, Inc.'s change in method of accounting for noncontrolling interest) and the effectiveness of Fossil, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fossil, Inc. for the year ended January 2, 2010.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 3, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM